                                   PROMISSORY NOTE

$100,000                                                 Los Angeles, California
                                                              September 30, 1996

    For good and valuable consideration, the receipt and sufficiency of which is acknowledged, the undersigned, Tag-It, Inc., a California corporation ("Payor"), hereby promises to pay to Harold Dyne ("Payee"), or order, the principal sum of One Hundred Thousand Dollars ($100,000) with interest thereon from the date hereof at the rate set forth in that certain promissory note dated September 13, 1996 provided by Payee to Mercantile National Bank, as amended from time to time. All payments on this Note shall be made at such address as the holder of this Note may advise Payor in writing, in lawful money of the United States of America.

    All interest and the entire principal amount of this Note shall be payable to Payee on the fifteenth day following the date of delivery by Payee to Payor of written demand therefor at any time following December 31, 1998 (the "Maturity Date"). This Note may be prepaid in whole or in part at any time without penalty.

    Payor hereby waives presentment for payment, protest, notice of protest and notice of non-payment of this Note. In the event that any suit or proceeding is instituted by the holder of this Note for collection hereof, the holder of this Note shall be entitled to repayment by the Payor of all costs and expenses incurred in connection therewith, including court costs and attorneys' fees, regardless of whether a lawsuit is instituted. This Note may be extended or renewed by the holder hereof, at the holder's option, but no such extension or renewal shall be effective unless made in writing, and Payor acknowledges that it is not entitled to any such extension or renewal and has been given no assurance of any nature with respect thereto. No failure on the part of the holder of this Note to exercise, or delay in exercising, any right, remedy or privilege under this Note shall operate as a wavier thereof, nor shall a single or partial exercise thereof preclude any further exercise of such right, remedy, power or privilege. The waiver by the holder of this Note of any default hereunder shall not be deemed, nor shall the same constitute, waiver of any subsequent default on the part of Payor of a same or different nature. This Note shall be governed by the laws of the State of California.

                             Tag-It, Inc.,
                             a California corporation


                             By:  /s/ Colin Dyne
                                  --------------------------
                                  Colin Dyne
                             Its: President